EXHIBIT 99.1

DATAWATCH COMPLETES PURCHASE OF MONARCH INTELLECTUAL PROPERTY

Chelmsford, Mass. – March 30, 2012 –Datawatch Corporation (NASDAQ-CM:DWCH), the leading global provider of report analytics products and services, today announced that it has completed the previously announced purchase of the intellectual property underlying its Monarch Report Analytics platform from Raymond Huger, d/b/a Math Strategies.

The $8.5 million purchase was funded through the combination of a $4.0 million subordinated note with warrants from Massachusetts Capital Resource Company, $1.5 million of a $2.0 million working capital loan from Silicon Valley Bank and Datawatch's cash balances. The transaction is expected to be accretive from a cash point of view as the savings in royalty payments should exceed the cash interest and additional costs.  From an earnings perspective, the amortization of the intellectual property purchase and the non-cash interest expense from the warrants will result in an annual non-cash charge to earnings of $1.8 million during the 5 year amortization period of the intellectual property..

Michael A. Morrison, president and CEO of Datawatch, said, "We are very pleased to have completed this important transaction, which will provide us with the needed financial, marketing and technological flexibility to pursue our business strategy going forward."

About Datawatch Corporation
Datawatch Corporation (NASDAQ-CM: DWCH) empowers organizations to transform the massive amounts of valuable information that is trapped in static reports, PDF files, HTML and other content-rich, but difficult-to-use data sources, into a dynamic information analytics system that accelerates and improves decision-making throughout their operations. Datawatch’s technology allows its more than 40,000 customers worldwide to leverage the investments they have made in reports from ERP, CRM and other custom applications into a high performance analytic information system at a fraction of the cost and time of traditional approaches. Datawatch is headquartered in Chelmsford, Massachusetts with offices in London, Munich, Sydney and Manila, with partners and customers in more than 100 countries worldwide.  For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the continuing weak global economy; risks associated with fluctuations in quarterly operating results due, among other factors, to the size and timing of large customer orders; the volatility of Datawatch's stock price; limitations on the effectiveness of internal controls; rapid technological change; Datawatch's dependence on the introduction of new products and possible delays in those introductions; competition in the software industry; Datawatch's dependence on its principal products; proprietary software technology and software license agreements; risks associated with international sales; risks associated with indirect distribution channels; the adequacy of Datawatch's sales returns reserve; risks associated with a subscription sales model; risks associated with acquisitions; Datawatch's dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch's technology systems that may result from a natural disaster, cyber-attack or other catastrophic event; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2011 and Form 10-Q for the quarter ended December 31, 2011. Any forward-looking statements should be considered in light of those factors.

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Investor Contact	Media Contact

Datawatch Investor Relations	Kelley Lynn Kassa
Datawatch Corp.	Datawatch Corp.
978-275-8323	978-275-8240
investor@datawatch.com	Kelley_kassa@datawatch.com

© 2012 Datawatch Corporation. Datawatch, Monarch and their respective logos are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.